                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[ ]  Definitive Information Statement

                      Global Management Realty Group, Inc.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

                  --------------------------------------------------------------
                  4) Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total Fee Paid
                                 -----------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ---------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

                  ---------------------------------------------
         3)       Filing Party:

                  ---------------------------------------------
         4)       Dated Filed:

                  ---------------------------------------------

                      GLOBAL MANAGEMENT REALTY GROUP, INC.
                              --------------------

                       NOTICE OF ACTION BY WRITTEN CONSENT

                            AND INFORMATION STATEMENT

                              --------------------

INTRODUCTION

         Our Board of Directors is providing this Information Statement to the holders of our common stock in connection with the amendment to our Articles of Incorporation to change our corporate name to "Excalibur Industries, Inc."

VOTING SECURITIES

         Since the actions were approved by the holders of the required majority of the outstanding shares of our common stock, no proxies were or are being solicited. We have fixed the close of business on April 22, 2002 as the record date for the determination of stockholders who are entitled to receive this Notice of Action by Written Consent and Information Statement.

         We are sending this Information Statement to our stockholders on or about May 2, 2002.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

              The date of this Information Statement is May 2, 2002

                        GLOBAL REALTY MANAGEMENT GROUP, INC.
                              --------------------

                              INFORMATION STATEMENT

                              --------------------

         Our Board of Directors adopted a resolution approving an amendment to our Articles of Incorporation to change our corporate name to "Excalibur Industries, Inc." We obtained the written consent of a majority of the shares of our outstanding common stock on April 22, 2002.

         These actions were approved in accordance with the Florida Business Corporation Act, which requires the written consent of the holders of outstanding shares holding at least a majority of the voting power of Global Realty Management Group.

          NEITHER WE, NOR ANY PERSON AFFILIATED WITH US, IS ASKING YOU
                               FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                      VOTES REQUIRED AND CONSENTS RECEIVED

         Approval of the matters actions described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of April 22, 2002, there were 12,812,436 shares of our common stock outstanding, 1,000,000 shares of our Series A Preferred Stock outstanding and 806,000 shares of our Series B Preferred Stock outstanding. Holders of our common stock are entitled to one vote per share. Holders of our Series A and Series B Preferred Stock are entitled to one vote per share, and for the actions described herein, vote together with the holders of common stock as a single class. Accordingly, there are the equivalent of 14,618,436 votes outstanding. On April 22, 2002, holders of the voting rights with respect to at least 7,918,334 shares of our capital stock delivered written consents to us adopting the proposals set forth herein.

                            CHANGE OF CORPORATE NAME

         Our board of directors declared it advisable and in our best interests and directed that there be submitted to the stockholders a proposed amendment to
Article I of our Articles of Incorporation to change our name from Global Realty Management Group, Inc. to Excalibur Industries, Inc. The Board of Directors has fixed the close of business April 22, 2002 as the record date for the determination of stockholders who are entitled to receive this Information Statement. As of April 22, 2002, 12,812,436 shares of common stock were issued and outstanding, 1,000,000 shares of series A preferred stock were outstanding, and 806,000 shares of series B preferred stock were outstanding.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 22, 2002 by the following persons:

         o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

         o        each of our directors and executive officers; and

         o        all of our directors and executive officers as a group.

                                                 NUMBER OF SHARES    PERCENTAGE
                NAME AND ADDRESS                 BENEFICIALLY OWNED     OWNED
                ----------------                 ------------------  -----------
William S.H. Stuart                                      0 (10)               0%
16825 Northchase Drive
Suite 630
Houston, Texas 77060.........................

Matthew C. Flemming                              1,600,000 (1)            12.49%
16825 Northchase Drive
Suite 630
Houston, Texas 77060.........................

Dwayne Lewis                                     2,000,000 (2)(3)         15.02%
16825 Northchase Drive
Suite 630
Houston, Texas 77060.........................

W. Donald Parr                                      75,200 (4)             0.58%
3530 Travis Street, #414
Dallas, Texas 75204..........................

Aubrey Earl Swift                                8,108,668 (5)(6)         62.34%
2715 S. Southern Oaks
Houston, Texas 77068.........................

Frank X. Marshik                                   410,235 (7)             3.17%
5110 San Felipe #127W
Houston, Texas 77056.........................

G. Ross Brown                                      140,000 (8)             1.09%
16825 Northchase Drive
Suite 630
Houston, Texas 77060.........................

David Rains                                        100,000 (9)             0.77%
16825 Northchase Drive
Suite 630
Houston, Texas 77060.........................

The Robert and Mary Stuart Irrevocable Trust     2,195,000 (10)(11)       17.13%
302 Walnut Street
Bridgeville, Delaware 19933..................

CDLDSL LTD                                       1,500,000 (3)            11.71%
115 Ridge Street
Reno, Nevada 89501...........................

Aeroweld, Inc.                                   1,000,000                  7.8%
405 North Redbud Avenue
Broken Arrow, Oklahoma 74012.................

Larry C. Shumate                                   690,000                 5.39%
15719 Lakeway Drive
Willis, Texas 77318..........................

Seneca Capital, L.P.                             2,330,000 (13)           15.39%
Seneca Capital International, Ltd. (12)......

All directors and officers as a group........    8,834,103                66.16%

         (1) Mr. Flemming has granted an irrevocable proxy with respect to all of his shares of common stock to Aubrey Earl Swift, a director of GRMG. In addition, Mr. Flemming has entered into a Shareholder's Voting Agreement with respect to all of his shares of Common Stock. Under the terms of the voting agreement, Mr. Flemming and his proxy holder, Mr. Swift, agree to vote the shares held by Mr. Flemming in favor of William S.H. Stuart, Mr. Flemming, Mr. Swift, Dwayne Lewis and Frank
                  X. Marshik to serve as directors of GRMG whenever the election of the directors of GRMG is submitted to the shareholders for its or their vote or consent. The parties to the voting agreement agree not to vote for Mr. Swift or Mr. Marshik until they each respectively notify the other parties of his desire to become a director.

         (2) Includes 1,500,000 shares held by CDLDSL Ltd, a Nevada limited liability company of which Mr. Lewis is a member and 500,000 shares underlying presently exercisable options.

         (3) CDLDSL has entered into a Shareholder's Voting Agreement with respect to all of its shares of common stock. Under the terms of the voting agreement, CDLDSL agreed to vote the shares held by CDLDSL in favor of William S.H. Stuart, Matthew C. Flemming, Aubrey Earl Swift, Dwayne Lewis and Frank X. Marshik to serve as directors of GRMG whenever the election of the directors of GRMG is submitted to the shareholders for its or their vote or consent. The parties to the voting agreement agree not to vote for Mr. Swift or Mr. Marshik until they each respectively notify the other parties of his desire to become a director.

         (4) Includes 75,000 shares underlying presently exercisable options.

         (5) Includes 183,334 shares underlying presently exercisable warrants.

         (6) Shareholders of GRMG holding an aggregate of 5,135,000 shares of GRMG common stock have granted an irrevocable proxy with respect to all such shares of common stock to Mr. Swift. In addition, Mr. Swift has entered into a Shareholder's Voting Agreement with respect to all of his shares of common stock. Under the terms of the voting agreement, Mr. Swift agrees to vote the shares held by Mr. Swift and those shares which Mr. Swift has a proxy to vote in favor of William S.H. Stuart, Mr. Flemming, Mr. Swift, Dwayne Lewis and Frank X. Marshik to serve as directors of GRMG whenever the election of the directors of GRMG is submitted to the shareholders for its or their vote or consent. The parties to the voting agreement agree not to vote for Mr. Swift or Mr. Marshik until they each respectively notify the other parties of his desire to become a director. The 2,195,000 shares held by the Robert and Mary Stuart Irrevocable Trust, the 1,600,000 shares held by Mr. Flemming, and the 1,500,000 shares held by CDLDSL LTD. are included in the total 8,108,668 shares.

         (7) Includes 50,000 shares held by Mr. Marshik's spouse, 80,000 shares issuable upon conversion of Series B Preferred Stock, and 61,600 shares underlying presently exercisable warrants.

         (8) Includes 40,000 shares underlying presently exercisable options.

         (9) Includes 100,000 shares underlying presently exercisable options.

         (10) William S.H. Stuart one of several beneficiaries under the Trust, but he is not deemed to be a beneficial owner of these shares under the rules and regulations of the SEC, as he has no investment or voting power over the shares.

         (11) The Trust has granted an irrevocable proxy with respect to all of its shares of common stock to Aubrey Earl Swift, a director of GRMG. In addition, the Trust has entered into a Shareholder's Voting Agreement with respect to all of its shares of common stock. Under the terms of the voting agreement, the Trust and its proxy holder, Mr. Swift, agree to vote the shares held by the Trust in favor of William S.H. Stuart, Mr. Flemming, Mr. Swift, Dwayne Lewis and Frank X. Marshik to serve as directors of GRMG whenever the election of the directors of GRMG is submitted to the shareholders for its or their vote or consent. The parties to the voting agreement agree not to vote for Mr. Swift or Mr. Marshik until they each respectively notify the other parties of his desire to become a director.

         (12) The address of Seneca Capital, L.P. is 527 Madison Avenue, 11th Floor, New York, NY 10022, and the address of Seneca Capital International, Ltd. is 830 Third Avenue, 14th Floor, New York, NY 10022.

         (13) Seneca Capital, L.P. beneficially owns 695,417 shares, which includes 326,667 shares underlying presently convertible Series A Preferred Stock, 134,750 shares underlying convertible Series A Preferred Stock underlying presently exercisable warrants, 180,000 shares underlying presently convertible Series B Preferred Stock, and 54,000 shares underlying presently exercisable warrants. Seneca Capital International, Ltd. beneficially owns 1,634,583 shares, which includes 673,333 shares underlying presently convertible Series A Preferred Stock, 415,250 shares underlying convertible Series A Preferred Stock underlying presently exercisable warrants, 420,000 shares underlying presently convertible Series B Preferred Stock, and 126,000 shares underlying presently exercisable warrants. We believe that Seneca Capital, L.P. and Seneca Capital International, Ltd. constitute a "group" which beneficially owns these shares.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from April 22, 2002, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within April 22, 2002.

                                 RECENT CHANGES

                                CHANGE IN CONTROL

         On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. As a result of the Excalibur merger, each outstanding share of Excalibur common stock was converted into one (1) share of our common stock, each outstanding share of Excalibur Series A preferred stock was converted into one (1) share of our Series A preferred stock, and each outstanding share of Excalibur Series B preferred stock was converted into one (1) share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of Excalibur, making Excalibur our wholly owned SUBSIDIARY. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock, and 806,000 shares of Series B preferred stock to the Excalibur shareholders pursuant to the merger. Each share of Series A and Series B preferred stock are convertible into one (1) share of our common stock.

         As a result of the merger, the former shareholders of Excalibur now control GRMG, holding approximately 91.94% of the outstanding shares of voting stock of GRMG. The former shareholders of Excalibur obtained control of GRMG from Joseph Spitzer and Michael Farkas, who, before the merger, held approximately 93.7% of the voting stock before the merger.

         As a result of the merger, our former directors and executive officers have resigned, and we have appointed the following persons as directors and executive officers:

         WILLIAM S.H. STUART is the Chairman of the Board and our Chief Executive Officer. Mr. Stuart was a co-founder of Excalibur and has been involved with all of its acquisitions. From August 1998 to December 2000, Mr. Stuart served as Chairman and CEO of HTE8, a Houston, Texas based privately held wireless Internet service provider. From April 1992 to March 1998, he served as Chairman, CEO and President of Bluegate Systems, Inc., a privately held full service network integration company located in Houston, Texas. In April 1998, Bluegate sold to EqualNet Inc., a Nasdaq small cap company, where Mr. Stuart served as Vice President from April 1998 to August 1998. Prior to that, Mr. Stuart served as Vice President and General Manager of MultiNet, Inc., from 1990 to 1992, which was a privately held systems integration firm located in Houston, Texas.

         MATTHEW C. FLEMMING is a Director and our Chief Financial Officer, Treasurer, Secretary, and Executive Vice-President. Mr. Flemming was a co-founder of Excalibur and has been involved with all of its acquisitions. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held Internet start-up company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held specialty products company. From May 1991 to December 1993, he was a Series 7 licensed financial advisor with Eppler, Guerin and Turner, the largest regional investment banking firm in the Southwest at that time. Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston.

         DWAYNE C. LEWIS is a Director and our Chief Operating Officer. Mr. Lewis was the founder, owner, and Chief Executive Officer of Excalibur Steel since its inception in 1997. Prior to founding Excalibur Steel, Mr. Lewis was the Chief Field Engineer at Osborn Engineering from 1993 to 1997, where he oversaw all aspects of the design process and field implementation services. Mr. Lewis received a Bachelor of Science in Civil Engineering from Alberta University.

         AUBREY EARL SWIFT is a Director. Mr. Swift is the founder of Swift Energy Company, whose shares of common stock are traded on the New York Stock Exchange, and he has served as the Chairman of its board of directors since its founding in 1979. Mr. Swift also served as Swift Energy's Chief Executive Officer until May 2001. From 1962 to 1979, Mr. Swift was employed by affiliates of American Natural Resources Company, serving his last three years as vice president of Exploration and Production for the Michigan-Wisconsin Pipeline Company and American Natural Gas Production Company. From 1955 to 1961, Mr. Swift was employed by Humble Oil Company, a predecessor of Exxon U.S.A. Mr. Swift received a Bachelor of Science degree in petroleum engineering from the University of Oklahoma, a Juris Doctor from South Texas College of Law, and a Masters of Business Administration from the President/Key Executive Program at Pepperdine University.

         FRANCIS X. MARSHIK is a Director. Mr. Marshik retired in 1986 from M.W. Kellogg, an engineering, construction, and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From 1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General Manager of Japan. From 1950-1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University.

         W. DONALD PARR is a Director. Mr. Parr currently serves as a financial advisor with UBS PaineWebber Securities, Inc., where he has served since 1995. >From 1991 to 1995, Mr. Parr was a principal at Parr Consulting Group, where he advised clients on mergers and acquisitions, strategic planning, and capital markets matters. From 1987 to 1991, Mr. Parr served as chief financial officer and a director of NTS Corp., a real estate development and management company. >From 1981 to 1987, he served as chief financial officer and a director of General Homes Corporation, a home building company whose common stock trades on the New York Stock Exchange at that time. Mr. Parr has been a member of the Board of Arbitrators, NASD Regulation, Inc. since 1997. He received his Bachelor of Science in Accounting and Economics and his Masters in Business Administration in Finance from American University.

         G. ROSS BROWN is our Vice President of Operations. Mr. Brown has over 20 years of experience devoted to computer radio frequency networking, factory-floor and inventory management processes, enterprise manufacturing strategies, and supply chain management. From 1976 to 2001, he was with G. Ross Brown Companies serving as President of this Tulsa, Oklahoma based consulting company. From 1971 to 1976 he was Executive Vice President with Prewitt Engineering Consultants Mr. Brown received a Bachelor of Arts degree from Tokyo Westmar University.

         DR. DAVID RAINS is our Vice President of Marketing. From 1999 to 2001, Mr. Rains served as vice president of business development for HTE8, a Houston, Texas based privately-held wireless Internet service provider. From 1994 to 1998, he served as Chief Operating Officer for Publishers Discount Warehouse, a privately-held direct marketing company with over 100 employees. From 1986 to 1994, Dr. Rains served as an independent consultant, providing consulting services for designing management information systems. From 1994 to 1996, Dr. Rains served on the Customer Advisory Board for Sprint Communications. He received a Doctor of Musical Arts degree from the University of Texas at Austin and Bachelor's and Master's degrees from Baylor University, where he was a National Merit Scholar.

                                           By Order of the Board of Directors,

                                           -------------------------------------
                                           William  S.  H.  Stuart,  President,
                                           Chief  Executive  Officer,  and
                                           Chairman of the Board

Houston, Texas
April 22, 2002